Exhibit 10.1

NINTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS NINTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 22nd day of December, 2009, by and between Silicon Valley Bank (“Bank”) and Exelixis, Inc., a Delaware corporation (“Borrower”), whose address is 170 Harbor Way, South San Francisco, California 94083.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 22, 2002 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement and Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions, and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Equipment Advances Facility D. Section 2.1.4(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from December 31, 2009 through June 30, 2011 (the “Facility D Availability End Date”), equipment advances (“Facility D Equipment Advances”) in an aggregate amount not to exceed the Facility D Committed Equipment Line. When repaid, the Facility D Equipment Advances may not be reborrowed. The proceeds of each Facility D Equipment Advance will be used solely to reimburse Borrower for 100% of the Original Stated Cost of Eligible Equipment purchased within one hundred eighty (180) days (determined based upon the applicable invoice date of such Eligible Equipment) of the Facility D Equipment Advance.

2.2 Equipment Advances. Section 2.3.1 of the Loan Agreement is hereby amended by adding the following Section 2.3.1(e) after Section 2.3.1(d):

(e) Notwithstanding any other terms of this Agreement to the contrary, Borrower shall be required to borrow Facility D Equipment Advances, each in a minimum amount equal to $2,500,000, by the following dates: (i) June 30, 2010, (ii) December 31, 2010, and (iii) June 30, 2011. To the extent Borrower borrows less than the minimum $2,500,000 as of each such date, the difference between the actual amount borrowed and $2,500,000 shall be deemed a “Facility D Equipment Advance Deficiency”. Borrower shall pay interest to Bank (as set forth in Sections 2.3.1 (a) through (d)) for each Facility D Equipment Advance Deficiency as if it constituted a Facility D Equipment Advance.

2.3 Amended Definition. The following defined term under Section 13 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Facility D Committed Equipment Line” is, (i) prior to December 31, 2009, $30,000,000 of Facility D Equipment Advances for the financing of Eligible Equipment and (ii) as of December 31, 2009 and all times thereafter, $33,621,219.54 of Facility D Equipment Advances for the financing of Eligible Equipment (this amount includes all outstanding Facility D Equipment Advances as of December 18, 2009, and represents an increase of $3,621,219.54 to the original Facility D Committed Equipment Line, thereby increasing the amount of available funds under the Facility D Committed Equipment Line to $15,000,000 as of December 22, 2009).

2.4 New Definition. The following new defined term is added to Section 13 of the Loan Agreement in alphabetical order:

“Facility D Equipment Advance Deficiency” is defined in Section 2.2 of the Ninth Amendment to Loan and Security Agreement dated as of December 22, 2009, by and between Bank and Borrower.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any

Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered by Borrower to Bank most recently prior to the execution of this Amendment remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		EXELIXIS, INC.

By:	/s/ Benjermin Columbo	By:	/s/ Deborah Burke
Name:	Benjermin Colombo	Name:	Deborah Burke
Title:	Deal Team Leader, Life Science Practice	Title:	Controller

Amendment Number Nine to Loan and Security Agreement